AMENDMENT TO

SUBSCRIPTION AGREEMENT

This Amendment to Subscription Agreement (this “Amendment No. 1”), dated October 15, 2008, is made by and among the undersigned subscriber (the “Investor”) and Vector Security Intersect Acquisition Corp., a Delaware corporation (the “Company”). Any capitalized term not defined herein shall have the meaning for such term specified in the Subscription Agreement (as defined below).

WHEREAS, Investor subscribed for certain securities of the Company and the Company accepted such subscription pursuant to the terms of the Subscription Agreement dated September 5, 2008 (the “Subscription Agreement”);

WHEREAS, the parties hereto wish to amend the Subscription Agreement as provided herein;

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The text of Section 2.2 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

“At the closing, which will take place at the offices of Loeb & Loeb LLP, counsel to the Company, on October 17, 2008, or such other date and time as the parties may mutually agree, which is prior to the special meeting to vote on the Company’s transaction with Cyalume Light Technologies, Inc. (the “Acquisition”), the Investor will pay the Company the amount of money specified on the signature page hereto (“Cash Payment”) and the Company shall issue to the Investor the Securities specified on the signature page hereto (the “Closing”).”

2. The following section will be added immediately following Section 2.2 of the Subscription Agreement:

“Section 2.3 Escrow. The Securities and the Cash Payment shall be placed in escrow with Loeb & Loeb LLP, counsel to the Company (the “Escrow Agent”) , pursuant to the escrow agreement attached hereto as Exhibit D (the “Escrow Agreement”). Pursuant to the terms of the Escrow Agreement, prior to the consummation of the Acquisition, the Company shall be permitted to use the Cash Payment to purchase shares of the Common Stock (the “Exchange Shares”). In the event of such a purchase, the Exchange Shares will be held in escrow by Loeb & Loeb LLP. In the event that the Acquisition is not consummated, Loeb & Loeb will distribute the Exchange Shares and cash still held in escrow to the Investor and the Securities to the Company. In the event that the Acquisition is consummated, Loeb & Loeb will distribute the Exchange Shares or cash still held in escrow to the Company and the Securities to the Investor. If any Exchange Shares are distributed to the Investor by the Escrow Agent, the Investor will be considered a Public Stockholder (as defined in Section 7.1) with respect to such shares for all intents and purposes with full rights thereof, including but not limited to the right to receive proceeds from the Trust Fund (as defined in Section 7.1) in liquidation.”

3. The last paragraph of Section 7.1 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

“For and in consideration of the Company entering into this agreement with the Investor, the Investor hereby agrees that, other than with respect t o the Exchange Shares, it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or any distributions from the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, being a holder of the Securities or any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever other than with respect to the Exchange Shares. The Investor acknowledges and agrees that, except with respect to any Exchange Shares distributed to the Investor by the Escrow Agent, with respect to which the Investor will be considered a Public Stockholder with full rights thereof, the Securities do not entitle the Investor to be considered a “Public Stockholder” pursuant to the Company’s Certificate of Incorporation, that the Securities would not be entitled to the redemption or liquidation distributions that a holder of shares purchased in the Company’s initial public offering would be entitled to, and that the Company will place a legend on the certificates representing the Securities to that effect.”

4. The form of Warrant attached to the Subscription Agreement as Exhibit A is deleted in its entirety and replaced by Exhibit A attached hereto.

5. The Company acknowledges and agrees that, in the event that the Acquisition is not consummated by December 31, 2008, the Company will not seek to consummate the Acquisition or seek to locate an alternative target business and will use its commercially reasonable best efforts to seek the approval of its stockholders to liquidate and dissolve the Company.

6. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

7. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment No. 1.

8. This Amendment No. 1 is intended to be in full compliance with the requirements for an amendment to the Subscription Agreement as required by Section 7.4 of the Subscription Agreement, and every defect in fulfilling such requirements for an effective amendment to the Subscription Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the day and year first above written.

VECTOR INTERSECT SECURITY ACQUISITION CORP.
By:	/s/ Yaron Eitan
Name: Yaron Eitan
Title: Chief Executive Officer

CATALYST Private Equity Partners (Israel) II, LP
By:	/s/ Alon Michal	/s/ Edouard Curiernan
	Name: Alon Michal	Edouard Curiernan
	Title: Partner	Managing Partner & CEO